Exhibit 4.1.1

PATENT AND TRADEMARK SECURITY AGREEMENT

This Agreement, dated as of July 21, 2009, is made by and between MGP INGREDIENTS, INC., a Kansas corporation having a business location at the address set forth below next to its signature (the “Debtor”), and Wells Fargo Bank, National Association (the “Wells Fargo”), and having a business location at the address set forth below next to its signature.

Recitals

Company and Wells Fargo are parties to a Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the “Credit Agreement”) setting forth the terms on which Wells Fargo may now or hereafter extend credit to or for the account of Company.

As a condition to extending credit to or for the account of Company, Wells Fargo has required the execution and delivery of this Agreement by Company.

ACCORDINGLY, in consideration of the mutual covenants contained in the Loan Documents and herein, the parties hereby agree as follows:

1.                                       Definitions. All terms defined in the Recitals hereto or in the Credit Agreement that are not otherwise defined herein shall have the meanings given to them therein. In addition, the following terms have the meanings set forth below:

“Patents” means all of Company’s right, title and interest in and to patents or applications for patents, fees or royalties with respect to each, and including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the patents listed on Exhibit A.

“Security Interest” has the meaning given in Section 2.

“Trademarks” means all of Company’s right, title and interest in and to: (i) trademarks, service marks, collective membership marks, registrations and applications for registration for each, and the respective goodwill associated with each, (ii) licenses, fees or royalties with respect to each, (iii) the right to sue for past, present and future infringement, dilution and damages therefor, and (iv) licenses thereunder, all as presently existing or hereafter arising or acquired, including, without limitation, the marks listed on Exhibit B.

2.                                       Security Interest. Company hereby irrevocably pledges and assigns to, and grants Wells Fargo a security interest (the “Security Interest”) with power of sale to the extent permitted by law, in the Patents and in the Trademarks to secure payment of the Indebtedness. As set forth in the Credit Agreement, the Security Interest is coupled with a security interest in substantially all of the personal property of Company.  This Agreement grants only the Security

Interest herein described, is not intended to and does not affect any present transfer of title of any trademark registration or application and makes no assignment and grants no right to assign or perform any other action with respect to any intent to use trademark application, unless such action is permitted under 15 U.S.C. § 1060.

3.                                       Representations, Warranties and Agreements. Company represents, warrants and agrees as follows:

(a)                                  Existence; Authority. Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and this Agreement has been duly and validly authorized by all necessary corporate action on the part of Company.

(b)                                 Patents. Exhibit A accurately lists all Patents owned or controlled by Company as of the date hereof, or to which Company has a right as of the date hereof to have assigned to it, and accurately reflects the existence and status of applications and letters patent pertaining to the Patents as of the date hereof. If after the date hereof, Company owns, controls or has a right to have assigned to it any Patents not listed on Exhibit A, or if Exhibit A ceases to accurately reflect the existence and status of applications and letters patent pertaining to the Patents, then Company shall within 60 days provide written notice to Wells Fargo with a replacement Exhibit A, which upon acceptance by Wells Fargo shall become part of this Agreement.

(c)                                  Trademarks. Exhibit B accurately lists all Trademarks owned or controlled by Company as of the date hereof and accurately reflects the existence and status of Trademarks and all applications and registrations pertaining thereto as of the date hereof; provided, however, that Exhibit B need not list common law marks (i.e., Trademarks for which there are no applications or registrations) which are not material to Company’s or any Affiliate’s business(es).  If after the date hereof, Company owns or controls any Trademarks not listed on Exhibit B (other than common law marks which are not material to Company’s or any Affiliate’s business(es)), or if Exhibit B ceases to accurately reflect the existence and status of applications and registrations pertaining to the Trademarks, then Company shall promptly provide written notice to Wells Fargo with a replacement Exhibit B, which upon acceptance by Wells Fargo shall become part of this Agreement.

(d)                                 Affiliates. As of the date hereof, no Affiliate (other than D.M. Ingredients GmbH, to the extent set forth in Schedule 5.11 to the Credit Agreement) owns, controls, or has a right to have assigned to it any items that would, if such item were owned by Company, constitute Patents or Trademarks. If after the date hereof any Affiliate owns, controls, or has a right to have assigned to it any such items, then Company shall promptly either: (i) cause such Affiliate (other than D.M. Ingredients GmbH) to assign all of its rights in such item(s) to Company; or (ii) notify Wells Fargo of such item(s) and cause such Affiliate to execute and deliver to Wells Fargo a patent and trademark security agreement substantially in the form of this Agreement.

(e)                                  Title. Except as set forth in Schedule 5.11 to the Credit Agreement, Company has absolute title to each Patent and each Trademark listed on Exhibits A and B, free and clear of all Liens except Permitted Liens. Company (i) will have, at the time Company acquires any rights in Patents or Trademarks hereafter arising, absolute title to each such Patent or Trademark free and clear of all Liens except Permitted Liens, and (ii) will keep all Patents and Trademarks free and clear of all Liens except Permitted Liens.

(f)                                    No Sale. Except as permitted in the Credit Agreement, Company will not assign, transfer, encumber or otherwise dispose of the Patents or Trademarks, or any interest therein, without Wells Fargo’s prior written consent.

(g)                                 Defense. Company will at its own expense and using commercially reasonable efforts, protect and defend the Patents and Trademarks against all claims or demands of all Persons other than those holding Permitted Liens.

(h)                                 Maintenance. Company will at its own expense maintain the Patents and the Trademarks to the extent reasonably advisable in its business including, but not limited to, filing all applications to obtain letters patent or trademark registrations and all affidavits, maintenance fees, annuities, and renewals possible with respect to letters patent, trademark registrations and applications therefor.  Company covenants that it will not abandon nor fail to pay any maintenance fee or annuity due and payable on any Patent or Trademark, nor fail to file any required affidavit or renewal in support thereof, without first providing Wells Fargo:  (i) sufficient written notice, of at least 30 days, to allow Wells Fargo to timely pay any such maintenance fees or annuities which may become due on any Patents or Trademarks, or to file any affidavit or renewal with respect thereto, and (ii) a separate written power of attorney or other authorization to pay such maintenance fees or annuities, or to file such affidavit or renewal, should such be necessary or desirable.

(i)                                     Wells Fargo’s Right to Take Action. If Company fails to perform or observe any of its covenants or agreements set forth in this Section 3, and if such failure continues for a period of ten (10) calendar days after Wells Fargo gives Company written notice thereof (or, in the case of the agreements contained in subsection (h), immediately upon the occurrence of such failure, without notice or lapse of time), or if Company notifies Wells Fargo that it intends to abandon a Patent or Trademark, Wells Fargo may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place and stead of Company (or, at Wells Fargo’s option, in Wells Fargo’s own name) and may (but need not) take any and all other actions which Wells Fargo may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(j)                                     Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Company shall pay Wells Fargo on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Wells Fargo in connection with or as a result of Wells Fargo’s taking action under subsection (i) or exercising its rights under Section 6, together with interest thereon from the date expended or incurred by Wells Fargo at the Default Rate.

(k)                                  Power of Attorney. To facilitate Wells Fargo’s taking action under subsection (i) and exercising its rights under Section 6, Company hereby irrevocably appoints (which appointment is coupled with an interest) Wells Fargo, or its delegate, as the attorney-in-fact of Company with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Company, any and all instruments, documents, applications, financing statements, and other agreements and writings required to be obtained, executed, delivered or endorsed by Company under this Section 3, or, necessary for Wells Fargo, after an Event of Default, to enforce or use the Patents or Trademarks or to grant or issue any exclusive or non-exclusive license under the Patents or Trademarks to any third party, or to sell, assign, transfer, pledge, encumber or otherwise transfer title in or dispose of the Patents or Trademarks to any third party. Company hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the termination of the Credit Agreement as provided therein and the payment and performance of all Indebtedness.

4.                                       Debtor’s Use of the Patents and Trademarks. Company shall be permitted to control and manage the Patents and Trademarks, including the right to exclude others from making, using or selling items covered by the Patents and Trademarks and any licenses thereunder, in the same manner and with the same effect as if this Agreement had not been entered into, so long as no Event of Default occurs and remains uncured.

5.                                       Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):  (a) an Event of Default, as defined in the Credit Agreement, shall occur; or (b) Company shall fail promptly to observe or perform any covenant or agreement herein binding on it; or (c) any of the representations or warranties contained in Section 3 shall prove to have been incorrect in any material respect when made.

6.                                       Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Wells Fargo may, at its option, take any or all of the following actions:

(a)                                  Wells Fargo may exercise any or all remedies available under the Credit Agreement.

(b)                                 Wells Fargo may sell, assign, transfer, pledge, encumber or otherwise dispose of the Patents and Trademarks.

(c)                                  Wells Fargo may enforce the Patents and Trademarks and any licenses thereunder, and if Wells Fargo shall commence any suit for such enforcement, Company shall, at the request of Wells Fargo, do any and all lawful acts and execute any and all proper documents required by Wells Fargo in aid of such enforcement.

7.                                       Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by Wells Fargo. A waiver signed by Wells Fargo shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Wells Fargo’s rights or remedies. All rights and remedies of Wells Fargo shall be cumulative and may be exercised singularly or concurrently, at Wells Fargo’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. All notices to be given to Debtor under this Agreement shall be given in the manner and with the effect provided in the Credit Agreement. Wells Fargo shall not be obligated to preserve any rights Company may have against prior parties, to realize on the Patents and Trademarks at all or in any particular manner or order, or to apply any cash proceeds of Patents and Trademarks in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Company and Wells Fargo and their respective participants, successors and assigns and shall take effect when signed by Company and delivered to Wells Fargo, and Company waives notice of Wells Fargo’s acceptance hereof. Wells Fargo may execute this Agreement if appropriate for the purpose of filing, but the failure of Wells Fargo to execute this Agreement shall not affect or impair the validity or effectiveness of this Agreement. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by Company shall have the same force and effect as the original for all purposes of a financing statement. This Agreement shall be governed by the internal law of Minnesota without regard to conflicts of law provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Indebtedness.

[Signatures follow]

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Patent and Trademark Security Agreement as of the date written above.

100 Commercial Street	MGP INGREDIENTS, INC.
Atchison, KS 66002	a Kansas corporation
Telecopier: (913) 360-5661

Attention: Dick Larson	By:	/s/ Timothy W. Newkirk
e-mail: dick.larson@mgpingredients.com	Name: Timothy W. Newkirk
Its President

STATE OF MISSOURI	)
)
COUNTY OF JACKSON	)

The foregoing instrument was acknowledged before me this 21 day of July, 2009, by Timothy W. Newkirk, the President of MGP Ingredients, Inc., a Kansas corporation, on behalf of the corporation.

/s/ Martisua Ann Lager

Notary Public

Wells Fargo Bank, National Association	WELLS FARGO BANK, NATIONAL ASSOCIATION
Wells Fargo Business Credit
MAC N9312-040
109 South 7th Street, 4th Floor
Minneapolis, MN 55402	By:	/s/ Becky A. Koehler
Telecopier: (612) 341-2472		Becky A. Koehler, Vice President
Attention: Becky A. Koehler
e-mail: becky.a.koehler@wellsfargo.com

STATE OF MINNESOTA	)
)
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 21 day of July, 2009, by Becky A. Koehler, a Vice President of Wells Fargo Bank, National Association, on behalf of the national association.

/s/ Constance Nesbitt

Notary Public

EXHIBIT A

UNITED STATES ISSUED PATENTS

Title		Patent Number	Issue Date

1.	Alcohol-Free Wet Extraction of Gluten Dough Into Gliadin and Glutenin	5610277	03/11/1997

2.	Modified Wheat Glutens and Use Thereof In Fabrication of Films	5747648	05/05/1998

3.	Modified Wheat Glutens and Use Thereof in Fabrication of Films	5965708	10/12/1999

4.	Modified Wheat Glutens and Use Thereof in Fabrication of Films	5977312	11/02/1999

5.	Gliadin-Containing Hairspray	5780013	07/14/1998

6.	Gliadin-Containing Cosmetic Formulations	5945086	08/31/1999

7.	Protein/Starch Paper Coating Compositions and Method of Use Thereof	6517625	02/11/2003

8.	Protein/Starch Paper Coating Compositions and Method of Use Thereof	6605367	08/12/2003

9.	Microwaveable Bread Products	6482454	11/19/2002

10.	Hydrolyzed Jojoba Protein	6552171	04/22/2003

11.	Method of Preparing Hydrolyzed Jojoba Protein	6716599	04/06/2004

12.	Hydrolyzed Jojoba Protein	6800736	10/05/2004

13.	Method of Preparing Hydrolyzed Jojoba Protein	6821525	11/23/2004

14.	Formulations Including Hydrolyzed Jojoba Protein	6649177	11/18/2003

15.	Liquid Foam Builder Containing Hydrolyzed Grain Protein	6749842	06/15/2004

16.	Unhydrolyzed Jojoba Protein Products Having High Simmondsin Concentration	6982164	01/03/2006

17.	Unhydrolyzed Jojoba Protein Products Having High Simmondsin Concentration and Methods of Producing the Same	6955913	10/18/2005

18.	Method of Hydrolyzing Jojoba Protein	7238516	07/03/2007

19.	Cosmetic Formulation Containing Unhydrolyzed Jojoba Protein	7070794	07/04/2006

20.	Process for Preparing Hybrid Proteins	7534459	05/19/2009

21.	Emulsion Stabilizing Starch Products	6809197	10/26/2004

22.	Polyvalent Metal-Substituted Starch Products	7166305	01/23/2007

UNITED STATES PATENT APPLICATIONS

Title		Serial Number	Filing Date

1.	High-Protein, Low-Carbohydrate Bakery Products	11/830,507	6/30/2007

2.	Process for Preparing Hybrid Proteins	11/459,198	6/21/2006

3.	Process for Preparing Hybrid Proteins	11/777,176	6/12/2007

4.	Resistant Starch-Hydrocolloid Blends and Uses Thereof	11/689,620	3/22/2007

5.	Thermotolerant Starch-Polyester Composites and Methods of Making Same	11/585,369	10/24/2006

6.	Starch-Plastic Composite Resins and Profiles Made by Extrusion	11/339,367	1/25/2006

7.	Pregelatinized Chemically Modified Resistant Starch Products and Uses Thereof	11/294,314	12/5/2005

8.	Mineral-Bound Starch Compositions and Methods of Making the Same	11/146,623	6/7/2005

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9.	Expanded Products with High Protein Content	11/115,441	4/27/2005

10.	Reversibly Swellable Granular Starch-Lipid Composites and Methods of Making the Same	11/146,671	6/7/2005

11.	Wheat Protein Isolates and their Modified Forms and Methods of Making	11/059,166	2/16/2005

12.	High-Protein, Reduced Carbohydrate Dessert and Other Food Products	10/851,896	5/21/2004

13.	High-Protein, Reduced Carbohydrate Bread and Other Food Products	10/851/899	5/21/2004

14.	High-protein, reduced-carbohydrated flat bakery and other food products	10/851,887	5/21/2004

15.	High-Protein, Reduced-Carbohydrate Bakery and Other Food Products	10/851,847	5/21/2004

16.	Composition and Method for Making High-Protein and Low-Carbohydrate Food Products	10/983,506	11/5/2004

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EXHIBIT B

UNITED STATES ISSUED TRADEMARKS, SERVICE MARKS

AND COLLECTIVE MEMBERSHIP MARKS

REGISTRATIONS

Mark		Registration Number	Registration Date

1.	ARISE	2681958	01/28/2003

2.	COSMOGEL	2795149	12/16/2003

3.	FIBERRITE	3259490	07/03/2007

4.	FIBERSYM	3143069	09/12/2006

5.	FIBERSYM and Design (highly stylized S)	3086500	04/25/2006

6.	FOAM PRO	2083385	07/29/1997

7.	MGP INGREDIENTS	3032619	12/20/2005

8.	MGP INGREDIENTS, INC. and Design	3020190	11/29/2005

9.	MIDWEST GRAIN PRODUCTS	2926087	02/08/2005

10.	OMNI-SMOOTH	2891247	10/05/2004

11.	PASTA POWER	2243169	05/04/1999

12.	POLYTRITICUM	2355989	06/06/2000

13.	TERRATEK	3265875	07/17/2007

14.	WHEATEX	2076023	07/01/1997

15.	WHEATEX	3450542	06/17/2008

16.	GELBIND	2135094	07/15/1997

17.	CURE PRO	2143582	03/10/1998

APPLICATIONS

COLLECTIVE MEMBERSHIP MARKS

UNREGISTERED MARKS

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